UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2009, the Board of Directors of Hill-Rom Holdings, Inc. (the "Company") appointed Katherine S. Napier to the Board of Directors as a Class 1 director for a term expiring at the Company's 2010 annual meeting of shareholders. Ms. Napier also was appointed as a member of the Audit Committee of the Board of Directors. In connection with Ms. Napier’s appointment, Rolf A. Classon, Chairman of the Board of Directors, was removed from the Audit Committee and was appointed to the Compensation and Management Development Committee.

Ms. Napier will receive the compensation provided generally to the Company's non-employee directors and, in connection with her appointment, received a grant of deferred stock shares (otherwise known as restricted stock units) representing a pro rata portion of the 2009 annual grant to non-employee directors corresponding to the portion of the year during which she will serve as a director.

Patrick T. Ryan, a director of the Company since 2007, resigned from the Board of Directors effective on July 16, 2009.

A copy of the press release announcing Ms. Napier's appointment and Mr. Ryan's resignation is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated July 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

July 21, 2009	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

July 21, 2009	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 20, 2009.